FORM OF REDEEMABLE WARRANT

      VOID AFTER 5:00 P.M.         ,2000 WARRANT FOR PURCHASE OF SHARES OF
                             PPA TECHNOLOGIES, INC.
                           (A New Jersey Corporation)

Warrant No.                       warrant for              Shares


THIS           WARRANT           CERTIFICATE            CERTIFIES           that
___________________________________________  (hereinafter  called the "Holder"), or registered assigns, is the registered holder of the number of Warrants of PPA Technologies, Inc. (hereinafter called the "Corporation") which entitle the Holder to purchase one-half fully paid and non-assessable share of Common Stock (no par value per share) ("Shares") of the Corporation for Each Warrant held, subject to the redemption and other provisions hereof and of the Warrant Agreement (as defined below), at any time before 5:00 p.m., , 2000, a price of $8.00 per Share, subject to certain adjustments, however, as to the number of Shares purchasable and the purchase price, all as more fully set forth in the Warrant Agreement. This Warrant may be redeemed at any time after at a price of $.05 per Warrant on 30 days' prior written notice to the warrantholders if the closing bid price of the Common Stock as reported by NASDAQ Bulletin Board averages in excess of $10.00 for a period of 20 consecutive trading days ending within 15 days of the notice of redemption. In the event the Company exercises the right to redeem the Redeemable Warrants, such Redeemable Warrants will be exercisable until the close of business on the date for redemption fixed in such notice. If any Redeemable Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

         Any whole number of Warrants may be exercised by the Holder hereof upon surrender of this Warrant with the subscription form attached duly executed, to the Corporation's Warrant Agent at its principal office, 201 Bloomfield Avenue, Verona, New Jersey 07044, or such other address as the Corporation may designate by notice in writing to the registered holder hereof, at any time within the one
year period from                , 1999 and until 5:00 P.M.
         , 2000 inclusive, accompanied by payment of said purchase price (such surrender and payment being hereinafter referred to as the exercise of this Warrant). If this Warrant is exercised in respect of less than all of the Shares covered hereby, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised.

         The number of Shares which will be received upon the exercise of this Warrant is subject to modification and adjustment upon the happening of certain events specified in the Warrant Agreement provided, however, that as more particularly set forth herein, the Corporation shall not be required to issue any fractional Shares in connection with the exercise of this warrant.

         This Warrant is issued subject to the condition, and every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Corporation that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in the Warrant Agreement, the terms and provisions of which are incorporated herein by reference. The Warrant Agreement is available for inspection at the offices of the Warrant Agent, Jersey Transfer & Trust Company.

         This Warrant does not confer upon the Holder hereof any rights whatsoever as a stockholder of the Corporation. Upon the exercise of this Warrant, the subscription form annexed hereto must be duly executed and the accompanying instructions for registration of Shares filled in.

         This Warrant Certificate is transferable in whole or in part by the registered holder hereof, except no fractional warrants will be issued. This Warrant Certificate shall not be valid for any purpose until it has been countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be issued and authenticated by the signatures of its President and its Secretary and its corporate seal to be affixed hereon.



                                                     PPA TECHNOLOGIES, INC.


                                                     By:
                                                        ROGER FIDLER
                                                        President
 ATTEST:

                                                 Countersigned:
             Secretary                           Jersey Transfer & Trust Company
             BY:
                                                 Authorized Signature

                                FORM OF EXERCISE


(To be executed by the registered Holder desiring to exercise the right to purchase Shares evidenced by the within Warrant.)

         The undersigned hereby exercises the right to purchase
                Shares evidenced by the within Warrant according to the terms and conditions thereof and herewith makes payment of the purchase price in full. Kindly issue all Shares in accordance with the instructions given below. Instructions for registration of Shares:



Name (Please print in block letters)


Signature                                      Date


Street


City


State                     Zip Code

                                   ASSIGNMENT


         FOR VALUE RECEIVED
hereby sell, assign and transfer unto
                                                 (Name)

                                    (Address)
the right to purchase the Shares of Common Stock evidenced by the within Warrant, and do hereby irrevocably constitute and appoint
                           ,  attorney to transfer  the said right on the books
of the  Corporation  with full power of substitution.



Dated:                         , 199_





                                   Signature